EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1993 Stock Plan (Nos. 33-75390, 33-87420, 333-44097 and 333-92425) and the Employee Stock Purchase Plan (Nos. 33-75392 and 333-18519), and in the related Prospectuses, of Neurobiological Technologies, Inc. of our report dated August 18, 2000, with respect to the financial statements of Neurobiological Technologies, Inc. included in the annual report (Form 10-KSB) for the year ended June 30, 2000.


                                             /s/ ERNST & YOUNG LLP

Palo Alto, California
September 28, 2000